                              Exhibit 23(d)(1)(hh)

         Amendment to Investment Advisory Agreement - TA IDEX Templeton
                               Transamerica Global

                         TRANSAMERICA IDEX MUTUAL FUNDS
                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT is made as of October 27, 2006 to the Management and Investment Advisory Agreement dated as of June 25, 1998, as amended (the "Agreement"), between Transamerica IDEX Mutual Funds and Transamerica Fund Advisors, Inc. on behalf of TA IDEX Janus Growth and TA IDEX Templeton Great Companies Global (each a "Fund" collectively, the "Funds"). In consideration of the mutual covenants contained herein, the parties agree as follows:

     1. FUND DELETED. Any references to TA IDEX JANUS GROWTH are hereby deleted, in accordance with the liquidation of the Fund, effective October 27, 2006.

     2. FUND NAME CHANGE. Any references to TA IDEX TEMPLETON GREAT COMPANIES GLOBAL are revised to mean TA IDEX Templeton Transamerica Global, in response to the name change of the Fund, effective October 27, 2006.

     In all other respects, the Management and Investment Advisory Agreement dated as of June 25, 1998, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of October 27, 2006.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By: /s/ John K. Carter
                                            ------------------------------------
                                        Name: John K. Carter
                                        Title: President and Chief Executive
                                               Officer


                                        TRANSAMERICA IDEX MUTUAL FUNDS


                                        By: /s/ Dennis P. Gallagher
                                            ------------------------------------
                                        Name: Dennis P. Gallagher
                                        Title: Senior Vice President, General
                                               Counsel and Secretary